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                                SECOND AMENDMENT
                             TO THE PENSION PLAN FOR
                    CERTAIN HOURLY BARGAINING UNIT EMPLOYEES
                                  OF WERNER CO.


         WHEREAS, Werner Co. (the "Sponsor") sponsors the Pension Plan for Certain Hourly Bargaining Unit Employees of Werner Co. (the "Plan"); and

         WHEREAS, the Sponsor desires to amend the Plan to clarify the operation of certain provisions as well as update the Plan in other respects; and

         WHEREAS, Section 9.01 of the Plan reserves to the Sponsor the authority to amend the Plan, with limitations not relevant here; and

         WHEREAS, this amendment is conditional upon its not adversely affecting the qualification of the Plan and its accompanying trust under sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the Plan is amended as follows, effective January 1, 1997 except as otherwise specifically stated below:

         I. RETURN OF CONTRIBUTIONS. Section 3.04 is amended by adding at the end thereof the following new sentence:

         Notwithstanding the foregoing, (a) if a contribution is made by mistake of fact, then it shall be returned within one (1) year after the contribution was made and (b) all contributions by the Employer are made on the condition that they meet the requirements for deductibility under Section 404 of the Code and, to the extent disallowed as a deduction, shall be returned to the employer within one (1) year after disallowance.

         II. SUSPENSION OF BENEFITS. Article IV is amended as follows:

         1. Section 4.02 is amended by adding at the end thereof the following new paragraph:

         If the Participant is not given notice of suspension of benefits as described above, then, upon retirement, the Participant shall be entitled to receive a benefit calculated by actuarially increasing the benefit payable at Normal Retirement Date to the date of retirement if such benefit is greater than the benefit otherwise payable under the Plan.

         2. Section 4.10(c) is amended by adding after the sixth sentence (which begins, "In the event that a reemployed, retired Participant accrues further periods . . .") the following new sentence:

         In the event that, by mistake, suspension occurs without notice as provided in this subsection, the Participant shall be entitled to receive a benefit calculated by


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         actuarially increasing the benefit payable at Normal Retirement Date to the date of subsequent retirement if such benefit is greater than the benefit described in the preceding sentence.

         IV.  INCREASE IN CASH-OUT THRESHOLD.  Effective January 1, 1998:

         1. Section 5.06(c) is amended by replacing the phrase "three thousand five hundred dollars ($3,500)" with the phrase "five thousand dollars ($5,000)".

         2. Section 9.04 V is amended by replacing the phrase "three thousand five hundred dollars ($3,500)" with the phrase "five thousand dollars ($5,000)".

         V. WAIVER OF 30-DAY WAITING PERIOD. Article V is amended by adding at the end thereof a new Section 5.12 reading as follows:

         Notwithstanding Sections 5.03 and 5.04, a Participant may affirmatively elect (with any applicable spousal consent) to begin receiving a pension less than thirty (30) days after receiving the information from the Retirement Plan Board, as long as the Participant has been are notified of the right to consider the information for thirty (30) days and the Participant signs a written form waiving that right, in which case the pension can start at any time that is more than seven (7) days after the Participant received the information. In addition, the Annuity Starting Date may occur before the Participant is provided with the information, as long as the Participant is notified of the right to consider the information for thirty (30) days and payment does not actually begin until more than seven (7) days after the Participant receives the information, in which case payment will be made retroactively to the Annuity Starting Date. A Participant may revoke the election to waive the thirty (30) day period at any time up to the later of the end of the seven (7) day period referred to in this paragraph or the Annuity Starting Date.

         VI. AMENDMENT TO PRESERVE QUALIFICATION. Section 9.01 is amended by adding at the end thereof the following new paragraph:

         Notwithstanding the foregoing, the Employer shall have the authority to amend the Plan as necessary or appropriate to preserve the qualification of the Plan under Section 401(a) of the Code, and its accompanying trust under Section 501(a) of the Code, which amendments may be retroactive if necessary or appropriate.

         VII. MERGER OF PLAN. Section 10.02 is amended by adding at the end thereof the following new sentence: "Notwithstanding the foregoing, compliance with applicable regulation under section 414(l) of the Code shall be deemed compliance with this Section."


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